Exhibit 2.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of October 31, 2008 (this “Agreement”) by and among Magnify Wealth Enterprise Limited, a British Virgin Islands company (the “Ally Profit Shareholder”), Ally Profit Investments Limited, a British Virgin Islands company (“Ally Profit”), Lihua International, Inc. (f/k/a Plastron Acquisition Corp I.), a Delaware corporation (“Lihua”) and the stockholders of Lihua set forth on Schedule I hereto (the “Lihua Controlling Stockholder[s]”).

WHEREAS, the Ally Profit Shareholder owns 100% of the issued and outstanding ordinary shares of Ally Profit, such shares being hereinafter referred to as the “Ally Profit Shares”; and

WHEREAS, (i) the Ally Profit Shareholder and Ally Profit believe it is in their respective best interests for the Ally Profit Shareholder to exchange all of the Ally Profit Shares for 14,025,000 newly-issued shares (the “Lihua Shares”) of common stock, $0.0001 par value per share, of Lihua (“Common Stock”), which, prior to the consummation of the Private Placement (as hereinafter defined), shall constitute 93.5% of the issued and outstanding shares of Lihua Common Stock immediately after the closing of the transactions contemplated herein, and (ii) Lihua believes it is in its best interest and the best interest of its stockholders to acquire the Ally Profit Shares in exchange for the Lihua Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, immediately following the consummation of the Share Exchange, and pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) to be dated as of the Closing Date (as hereinafter defined) by and among Lihua and certain investors (collectively, the “Investors”), Lihua will issue shares of series A convertible preferred stock to the Investors in a private placement (the “Private Placement”) for an aggregate purchase price of $15,000,000, upon the terms and conditions set forth in the relevant Private Placement transaction documents; and

WHEREAS, concurrent with the Share Exchange and as a condition to its consummation, Ally Profit will pay to Lihua the sum of US$100,000 in consideration for the consummation of the Share Exchange of which $45,061 shall be used for the repurchase (the “Repurchase”) of aggregate of 5,817,024 shares of Common Stock held by the stockholders of Lihua, including the Lihua Controlling Stockholders pursuant to Repurchase Agreements substantially in the forms of Exhibit G-1 and Exhibit G-2 attached hereto (the “Repurchase Agreements”), and the remaining $54,939 shall be used for the repayment of outstanding loans and payables of Lihua immediately prior to the Closing Date (the “Repayment”);

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF ALLY PROFIT SHARES FOR LIHUA SHARES

Section 1.1 Agreement to Exchange Ally Profit Shares for Lihua Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Ally Profit Shareholder shall (i) assign, transfer, convey and deliver the Ally Profit Shares to Lihua, and (ii) make a cash payment to Lihua in the aggregate amount of $100,000, of which $45,061 shall be used for the Repurchase, and $54,939 shall be used for the Repayment. In consideration and exchange for the Ally Profit Shares, Lihua shall issue, transfer, convey and deliver the Lihua Shares to the Ally Profit Shareholder.

Section 1.2 Withholding. Lihua shall be entitled to deduct and withhold from the Lihua Shares otherwise issuable pursuant to this Agreement to the Ally Profit Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Ally Profit Shareholder in respect of which such deduction and withholding was made.

Section 1.3 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. E.D.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

Section 1.4 Directors of Lihua at Closing Date. On the Closing Date, Michael Rapp, Philip Wagenheim and Clifford Chapman, the current directors of Lihua, shall resign from the board of directors of Lihua (the “Lihua Board”) and Mr. Jianhua Zhu, Ms. Yaying Wang and Mr. Roy Yu’s appointment to the Lihua Board shall become effective, as disclosed in the Schedule 14(f) information statement under the Exchange Act (the “Schedule 14(f)”) filed and mailed to the stockholders of record of Lihua.

Section 1.5 Officers of Lihua at Closing Date. On the Closing Date, Michael Rapp and Philip Wagenheim shall resign from each officer position held at Lihua and immediately thereafter, the Lihua Board shall appoint Mr. Zhu to serve as Chief Executive Officer and President, Mr. Roy Yu to serve at Chief Financial Officer and Treasurer and Ms. Wang to serve as Chief Operational Officer and Secretary.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LIHUA

Lihua represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof. The disclosure schedule attached hereto as Schedules 2.1 through 2.25 (the“Lihua Disclosure Schedules”) are divided into sections that correspond to the sections of this Article II. The Lihua Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article II.

Section 2.1 Corporate Organization

a. Lihua is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Lihua. “Material Adverse Effect” means, when used with respect to Lihua, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Lihua, or materially impair the ability of Lihua to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b. Copies of the certificate of incorporation and by-laws of Lihua with all amendments thereto, as of the date hereof (the “Lihua Charter Documents”), have been furnished to the Ally Profit Shareholder and to Ally Profit, and such copies are accurate and complete as of the date hereof. The minute books of Lihua are current as required by law, contain the minutes of all meetings of the Lihua Board and stockholders of Lihua from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Lihua Board and stockholders of Lihua. Lihua is not in violation of any of the provisions of the Lihua Charter Documents.

Section 2.2 Capitalization of Lihua.

a. The authorized capital stock of Lihua consists of 85,000,000 shares: 75,000,000 shares are authorized as Common Stock, of which 6,792,024 shares are issued and outstanding immediately prior to the Repurchase, the Share Exchange and the Private Placement, and 10,000,000 shares are authorized as preferred stock, of which no shares are issued and outstanding immediately prior to the Repurchase, the Share Exchange and the Private Placement.

b. All of the issued and outstanding shares of Common Stock of Lihua immediately prior to the Repurchase, the Share Exchange and the Private Placement are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued in connection with the Private Placement and to the Ally Profit Shareholder pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Lihua’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to Lihua or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of Lihua’s capital stock. Except with respect to securities to be issued pursuant to the Securities Purchase Agreement, there are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Lihua is a party or by which it is bound with respect to any equity security of any class of Lihua. Lihua is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of Lihua. The issuance of all of the shares of Lihua described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of Lihua has any right to rescind or bring any other claim against Lihua for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

Section 2.3 Subsidiaries and Equity Investments. Lihua does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4 Authorization, Validity and Enforceability of Agreements. Lihua has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by Lihua and the consummation by Lihua of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Lihua, and no other corporate proceedings on the part of Lihua are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of Lihua and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Lihua does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the Lihua Shares or securities in connection with the Private Placement.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by Lihua, nor the consummation by Lihua of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the Lihua Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Lihua is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Lihua is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Lihua’s assets, including without limitation the Lihua Shares.

Section 2.6 Agreements. Lihua is not a party to or bound by any contracts, including, but not limited to, any:

a. employment, advisory or consulting contract;

b. plan providing for employee benefits of any nature, including any severance payments;

c. lease with respect to any property or equipment;

d. contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e. contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

f. agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the Lihua Shares or the securities to be issued pursuant to the Securities Purchase Agreement.

Lihua has provided to Ally Profit and the Ally Profit Shareholder, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “Lihua Contracts”).

Section 2.7 Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of Lihua, currently threatened against Lihua or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of Lihua to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of Lihua, currently threatened against Lihua or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Lihua or any of its affiliates. Neither Lihua nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by Lihua or any of its affiliates relating to Lihua currently pending or which Lihua or any of its affiliates intends to initiate.

Section 2.8 Compliance with Laws. Lihua has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9 Financial Statements; SEC Filings.

a. Lihua’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Lihua as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements or as disclosed in Schedule 2.9(a), Lihua has no material liabilities (contingent or otherwise). Lihua is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. Lihua maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

b. Except as disclosed on Schedule 2.9(b), Lihua has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act ( the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of Lihua in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of Lihua’s Common Stock, it being acknowledged that none of Lihua’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.10 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, Lihua Board minutes and financial and other records of whatsoever kind of Lihua have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Lihua. Lihua maintains a system of internal accounting controls sufficient, in the judgment of Lihua, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11 Employee Benefit Plans. Lihua does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12 Tax Returns, Payments and Elections. Lihua has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and Lihua has timely paid all Taxes due and adequate provisions have been and are reflected in Lihua’s Financial Statements for all current taxes and other charges to which Lihua is subject and which are not currently due and payable. None of Lihua’s federal income tax returns have been audited by the Internal Revenue Service. Lihua has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Lihua for any period, nor of any basis for any such assessment, adjustment or contingency. Lihua has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.13 No Debt Obligations. Upon the Closing Date, Lihua will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. Lihua is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to Lihua or any of their affiliates with respect to the transactions contemplated by this Agreement, except fees, commissions and expenses payable to Broadband Capital Management LLC, whose principals and senior management also are officers and directors of Lihua (“Broadband”), in connection with the Private Placement.

Section 2.15 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Lihua to arise, between Lihua and any accountants and/or lawyers formerly or presently engaged by Lihua. Lihua is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Lihua in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17 Absence of Undisclosed Liabilities. Since the date of the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2008, except as specifically disclosed in the Public Reports and except as set forth on Schedule 2.17: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) Lihua has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) Lihua has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) Lihua has not made any loan, advance or capital contribution to or investment in any person or entity; (E) Lihua has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) Lihua has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, Lihua has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18 No Repurchase Requirements. Other than the Repurchase, there are no outstanding contractual obligations (contingent or otherwise) of Lihua to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Lihua or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.19 Duly Authorized. The issuance of the Lihua Shares has been duly authorized and, upon delivery to the Ally Profit Shareholder of certificates therefor in accordance with the terms of this Agreement, the Lihua Shares will be validly issued in compliance with all applicable U.S. federal and state securities and corporate laws, fully paid, and nonassessable, will have the rights, preferences and privileges specified, will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than liens created by the Ally Profit Shareholder and restrictions on transfer imposed by this Agreement and any applicable securities laws and the regulations and rules promulgated thereunder.

Section 2.20 No Integrated Offering. Lihua does not have any registration statement pending before the Commission or currently under the Commission’s review and since June 27, 2008, except as contemplated under the Transaction Documents, Lihua has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.21 Employees.

a. Lihua has no employees.

b. Other than Michael Rapp, Phil Wagenheim and Clifford Chapman, Lihua does not have any officers or directors. No director or officer of Lihua is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of Lihua or (b) the ability of Lihua to conduct its business.

Section 2.22 Interested Party Transactions. Except for fees, commissions and expenses to be paid to Broadband in connection with the Private Placement, no officer, director or principal stockholder of Lihua or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated by the SEC under the Securities Act) of any such person, has or has had, either directly or indirectly, (1) an interest in any person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Lihua, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Lihua any goods or services; or (2) a beneficial interest in any contract or agreement to which Lihua is a party or by which it may be bound or affected.

Section 2.23 Intellectual Property. Lihua does not own, use or license any Intellectual Property in its activities as presently conducted.

Section 2.24 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Lihua or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Lihua but which has not been so publicly announced or disclosed. Lihua has not provided to Ally Profit, or the Ally Profit Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Lihua but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Private Placement.

Section 2.25 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Lihua or any of the Lihua Controlling Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ALLY PROFIT COMPANIES

Ally Profit represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to Ally Profit and the Ally Profit Companies, are true and complete as of the date hereof.  The disclosure schedules attached hereto as Schedules 3.1 through 3.23 (the“Ally Profit Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III. The Ally Profit Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article III. For the purposes of this Agreement, the “Ally Profit Companies” means, Ally Profit, LiHua Holdings Limited, a Hong Kong Company, and Danyang Lihua Electron Co., Ltd. and Jiangsu Lihua Copper Industry Co., Ltd., which are both PRC wholly owned foreign enterprises (the “PRC Companies”).

Section 3.1 Corporate Organization of the Ally Profit Companies.

a. Corporate Organization of Ally Profit. Ally Profit is organized as a company limited by shares under the laws of the British Virgin Islands and is validly existing and in good standing under the laws of the British Virgin Islands; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.

b. Corporate Organization of the LiHua Holdings. LiHua Holdings is organized as a company under the laws of Hong Kong and is validly existing and in good standing under the laws of the Hong Kong; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.

c. Corporate Organization of the PRC Companies. Each of the PRC Companies is a limited liability company duly established and valid under the existing laws of the PRC; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.

d. Each of the Ally Profit Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business, operations, properties, assets, condition or results of operation of the Ally Profit Companies. The Ally Profit Companies have delivered to Lihua and the Lihua Controlling Stockholders complete and correct copies of the following documents (collectively referred to herein as “Ally Profit Charter Documents”): (a) Articles of Association and the Memorandum of Association of Ally Profit; (b) the articles or certificate of incorporation and the by-laws or code of regulations of LiHua Holdings and the PRC Companies (as hereinafter defined); (c) any other document performing a similar function to the documents specified in clauses (a), (b) adopted or filed in connection with the creation, formation or organization of a Person (as defined elsewhere in this Agreement); and (d) any and all amendments to any of the foregoing. The Ally Profit Companies are not in violation of any of the provisions of their respective Ally Profit Charter Documents. The minute books or the equivalent of the Ally Profit Companies contain true and accurate records of all meetings and consents in lieu of meetings of their respective Board of Directors and stockholders (“Corporate Records”), from the time of their organization until the date hereof. The stock ledgers and other ownership records of the shares of each of the Ally Profit Companies’ capital stock are true, complete and accurate records of the ownership of the shares of such capital stock as of the date thereof and contain all issuances and transfers of such shares since the time of organization of the Ally Profit Companies.

Section 3.2 Capitalization of the Ally Profit Companies.

a. Capitalization of Ally Profit. Ally Profit has authorized capital consisting of 50,000 ordinary shares, par value US $1.00 per share, of which 100 shares, constituting all of the Ally Profit Shares, are issued and outstanding. All of the Ally Profit Shares are owned of record by the Ally Profit Shareholder. The Ally Profit Shares are the sole outstanding shares of capital stock of Ally Profit and there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. The Ally Profit Shares have been duly authorized, validly issued, fully paid and non-assessable, are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, organizational documents or any agreement to which Ally Profit is a party or by which it is bound. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Ally Profit to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, rights of first refusal or other contracts pertaining to the capital stock of Ally Profit. None of the outstanding shares of capital stock of Ally Profit have been issued in violation of any rights of any Person or in violation of any Law.

b. Capitalization of LiHua Holdings. LiHua Holdings has authorized capital consisting of 10,000 ordinary shares, par value HK $1.00 per share, of which one (1) share is issued and outstanding. All of the issued and outstanding shares of LiHua Holdings are owned of record by Ally Profit. The shares of LiHua Holdings are the sole outstanding shares of capital stock of LiHua Holdings and there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. The shares of LiHua Holdings have been duly authorized, validly issued, fully paid and non-assessable, are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, organizational documents or any agreement to which LiHua Holdings is a party or by which it is bound. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require LiHua Holdings to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, rights of first refusal or other contracts pertaining to the capital stock of LiHua Holdings. None of the outstanding shares of capital stock of LiHua Holdings has been issued in violation of any rights of any Person or in violation of any law.

c. Capitalization of the PRC Companies. The capitalization, including the ownership of equity securities, of each of the PRC Companies is set forth on Schedule 3.2(c). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. The issued and outstanding equity of each of the PRC Companies set forth on such schedule have been duly authorized, validly issued, fully paid and non-assessable, are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, their respective organizational documents or any agreement to which either of the PRC Companies is a party or by which it is bound, and such shares constitute all of the issued and outstanding capital stock of each of the PRC Companies All registered capital and other capital contributions regarding the PRC Companies have been duly paid in accordance with the relevant PRC regulations and requirements and all necessary capital verification reports have been duly issued and not revoked or withdrawn. The owners of the shares of each of the PRC Companies own, and have good, valid and marketable title to, all shares of capital stock of each such PRC Companies. Except as set forth on Schedule 3.2(c), there are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of the PRC Companies to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, rights of first refusal or other contracts pertaining to the capital stock of any of the PRC Companies. None of the outstanding shares of capital stock of any of the PRC Companies has been issued in violation of any rights of any Person or in violation of any Law.

Section 3.3 Subsidiaries and Equity Investments.

a. Schedule 3.3(a) sets forth a list of the ownership by any Ally Profit Company of any capital stock or other securities of, or any beneficial ownership interest in, or any equity or similar interest, or any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

b. Except as set forth on Schedule 3.3(a), neither Ally Profit nor any of the Ally Profit Companies, directly or indirectly, owns any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule 3.3(a) sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Ally Profit Companies. Each entity listed on Schedule 3.3(a) is duly organized and validly existing and, except as set forth on Schedule 3.3(a), is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as hereinafter defined).

Section 3.4 Authorization, Validity and Enforceability of Agreements. Ally Profit has all corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents constitutes the valid and legally binding obligation of Ally Profit and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Neither Ally Profit, nor any of the Ally Profit Companies, needs to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for Ally Profit to consummate the transactions contemplated by this Agreement and the Transaction Documents, other than filings that may be required under BVI law, state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Ally Profit Shares. The execution and delivery of this Agreement and the Transaction Documents by Ally Profit and the consummation by Ally Profit of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Ally Profit, and no other corporate proceedings on the part of Ally Profit or any Ally Profit Company are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by Ally Profit, nor the consummation by Ally Profit of the transactions contemplated hereby or thereby will: (i) violate any provision of Ally Profit’s or any Ally Profit Company’s Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which the Ally Profit Companies are subject, (iii) conflict with, result in a breach of or (with or without notice or lapse of time or both), constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Ally Profit Companies is a party or by which any of them is bound, or to which any of their assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the Ally Profit Companies’ assets.

Section 3.6 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on the Ally Profit Companies and except as set forth on Schedule 3.6(a), the business and operations of the Ally Profit Companies have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect on the Ally Profit Companies, the Ally Profit Companies are not, and are not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Ally Profit Companies’ Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which any of the Ally Profit Companies are a party or by which any of the Ally Profit Companies’ properties, assets or rights are bound or affected. No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which any of the Ally Profit Companies are a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Ally Profit Companies are not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of the Ally Profit Companies, any event or circumstance relating to the Ally Profit Companies that materially and adversely affects in any way their business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby. “Material Adverse Effect” means, when used with respect to the Ally Profit Companies, any event, occurrence, change, effect or circumstance which, individually or in the aggregate, (a) has a material adverse effect on the business, assets, financial condition, results of operations of the Ally Profit Companies, in each case taken as a whole or (b) materially impair the ability of Ally Profit to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Ally Profit Companies operate.

Section 3.7 Brokers’ Fees. The Ally Profit Companies have no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than as listed under Schedule 3.7.

Section 3.8 Title to and Condition of Properties. Except as set forth on Schedule 3.8, the Ally Profit Companies own or hold under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Ally Profit Companies as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Ally Profit Companies as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.9 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.9, the Ally Profit Companies have no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company Audited Financial Statements (as hereinafter defined). The Ally Profit Companies have not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business, since June 30, 2008 .

Section 3.10 Changes. The Ally Profit Companies have not, since June 30, 2008:

a. Ordinary Course of Business. Entered into any transaction with third parties other than in the usual and ordinary course of business, except for this Agreement and the other documents to be entered into in connection with the transactions contemplated by this Agreement;

b. Adverse Changes. Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c. Loans. Made any loans or advances or extended credit to any Person (for purposes of this Agreement, “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d. Liens. Created or permitted to exist any material Lien on any property or asset of any of the Ally Profit Companies, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (“Permitted Liens”);

e. Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their capital stock or any other of their securities or any equity security of any class of any of the Ally Profit Companies, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise, except as may have been required in connection with the restructuring of the Ally Profit Companies in anticipation of the transactions contemplated hereby;

f. Dividends. Declared, set aside, made or paid any dividend or other distribution to any of their stockholders;

g. Material Ally Profit Contracts. Terminated or modified any or all agreements, contracts, arrangements, leases, commitments or otherwise, of any of the Ally Profit Companies, of the type and nature that is required to be filed with the SEC (each a “Material Ally Profit Contract”), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.10(g);

h. Claims. Released, waived or cancelled any claims or rights relating to or affecting any of the Ally Profit Companies in excess of US$150,000 in the aggregate or instituted or settled any Action involving in excess of US$150,000 in the aggregate;

i. Discharged Liabilities. Except as set forth on Schedule 3.10(i), paid, discharged or satisfied any claim, obligation or liability in excess of US$150,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j. Indebtedness. Except as set forth on Schedule 3.10(j), Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US$150,000 in the aggregate, other than professional fees;

k. Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

l. Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m. Accounting. Changed their method of accounting or the accounting principles or practices utilized in the preparation of their Financial Statements;

n. Agreements. Except as set forth on Schedule 3.10(n), entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

Section 3.11 Material Ally Profit Contracts. The Ally Profit Companies have made available to Lihua and the Lihua Controlling Stockholders, prior to the date of this Agreement, true, correct and complete copies of each Material Ally Profit Contract.

a. No Defaults. Each Material Ally Profit Contract is a valid and binding agreement of the Ally Profit Companies and is in full force and effect. Except as would not have a Material Adverse Effect, the Ally Profit Companies are not in breach or default of any Material Ally Profit Contract to which they are a party and no other party to any Material Ally Profit Contract are in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Ally Profit Contract or (b) permit the Ally Profit Companies or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Ally Profit Contract. The Ally Profit Companies have not received notice of the pending or threatened cancellation, revocation or termination of any Material Ally Profit Contract to which they are a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Ally Profit Contract.

Section 3.12 Material Assets. The Financial Statements of the Ally Profit Companies reflect the material properties and assets (real and personal) owned or leased by the Ally Profit Companies.

Section 3.13 Litigation; Orders. There are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of the Ally Profit Companies, threatened against or affecting any of the Ally Profit Companies or any of the Ally Profit Companies’ properties, assets, business or employees. To the knowledge of the Ally Profit Companies, there are no facts that might result in or form the basis for any such Action. The Ally Profit Companies are not subject to any Orders.

Section 3.14 Licenses. Except as would not have a Material Adverse Effect and except as set forth on Schedule 3.14, the Ally Profit Companies possess from the appropriate federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S. (“Governmental Authority”), all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Ally Profit Companies to engage in their business as currently conducted and to permit any of the Ally Profit Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets (collectively, “Ally Profit Companies Permits”). The Ally Profit Companies have not received notice from any Governmental Authority or other Person that they are lacking any license, permit, authorization, approval, franchise or right necessary for the Ally Profit Companies to engage in their business as currently conducted and to permit the Ally Profit Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets. Except as would not have a Material Adverse Effect, the Ally Profit Companies Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Ally Profit Companies Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Ally Profit Companies Permit. None of the Ally Profit Companies have received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Ally Profit Companies Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Ally Profit Companies Permit. All applications required to have been filed for the renewal of the Ally Profit Companies Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to the Ally Profit Companies Permits have been duly made on a timely basis with the appropriate Persons. All Ally Profit Companies Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.15 Interested Party Transactions. Except as disclosed on Schedule 3.15, no officer, director or stockholder of any of the Ally Profit Companies or any affiliate or “associate” (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Ally Profit Companies, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Ally Profit Companies any goods or services; or (2) a beneficial interest in any contract or agreement to which the Ally Profit Companies are a party or by which they may be bound or affected.

Section 3.16 Governmental Inquiries. Ally Profit has provided to Lihua a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Ally Profit Companies from any Governmental Authority, and the Ally Profit Companies’ response thereto, and each material written statement, report or other document filed by the Ally Profit Companies with any Governmental Authority.

Section 3.17 Intellectual Property. Except as set forth on Schedule 3.17 hereto, the Ally Profit Companies do not own, use or license any Intellectual Property in their business as presently conducted. For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world. No Intellectual Property of any of the Ally Profit Companies has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened. No Intellectual Property, wherever situated or registered, of any of the Ally Profit Companies, to the knowledge of the Ally Profit Companies is infringed, or has been challenged or, to the knowledge of the Ally Profit Companies , threatened in any way, and no Intellectual Property of any of the Ally Profit Companies to the knowledge of the Ally Profit Companies interferes with the Intellectual Property of any other Person, and no Intellectual Property of any of the Ally Profit Companies is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, none of the Ally Profit Companies have taken any action that would result in the voiding or invalidation of any of its Intellectual Property.

Section 3.18 Stock Option Plans; Employee Benefits.

a. Except as set forth on Schedule 3.18(a) hereto, none of the Ally Profit Companies have stock option plans providing for the grant by the Ally Profit Companies of stock options to directors, officers or employees.

b. Except as set forth on Schedule 3.18(b) hereto, none of the Ally Profit Companies have employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to the Ally Profit Companies.

c. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Ally Profit Companies, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Ally Profit Companies, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Ally Profit Companies provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Ally Profit Companies.

Section 3.19 Environmental and Safety Matters. Except as set forth on Schedule 3.19 and except as would not have a Material Adverse Effect:

a. The Ally Profit Companies have at all times been and are in compliance with all Environmental Laws (as defined below) applicable to the Ally Profit Companies.

b. There are no Actions pending or threatened against the Ally Profit Companies alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to the Ally Profit Companies or alleging that the Ally Profit Companies are potentially responsible parties for any environmental site contamination.

c. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to the Ally Profit Companies.

Section 3.20 Board Recommendation. The Board of Directors of Ally Profit, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Ally Profit Shareholder.

Section 3.21 Financial Statements. Attached as Schedule 3.21 are Ally Profit’s audited consolidated financial statements for the periods ended December 31, 2006 and 2007, including, in each case, the notes thereto (the “Company Audited Financial Statements”) and the unaudited consolidated financial statements for the six months ended June 30, 2008 (the “Company Unaudited Financial Statements”). The Company Audited Financial Statements and the Company Unaudited Financial Statements (a) are in accordance with the books and records of the Ally Profit Companies; (b) present fairly the financial condition and the results of operations, changes in stockholder’s equity and cash flow of the Ally Profit Companies for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods concerned.

Section 3.22 Tax Returns, Payments and Elections. The Ally Profit Companies have filed all Tax Returns, required pursuant to applicable law to be filed with any Tax Authority. All such Tax Returns are accurate, complete and correct in all material respects, and the Ally Profit Companies have timely paid all Taxes due. The Ally Profit Companies have withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.

Section 3.23 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Ally Profit Companies or the Ally Profit Shareholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ALLY PROFIT SHAREHOLDER

The Ally Profit Shareholder hereby represents and warrants to Lihua:

Section 4.1 Authority. The Ally Profit Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the Ally Profit Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Ally Profit Shareholder is a party, and to perform the Ally Profit Shareholder’s obligations under this Agreement and each of the Transaction Documents to which the Ally Profit Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which the Ally Profit Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by the Ally Profit Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Ally Profit Shareholder, this Agreement is, and each of the Transaction Documents to which the Ally Profit Shareholder is a party have been, duly authorized, executed and delivered by the Ally Profit Shareholder and constitutes the legal, valid and binding obligation of the Ally Profit Shareholder, enforceable against the Ally Profit Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by the Ally Profit Shareholder of this Agreement or any Transaction Document to which the Ally Profit Shareholder is a party, nor the consummation or performance by the Ally Profit Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Ally Profit Shareholder (if the Ally Profit Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Ally Profit Shareholder is a party or by which the properties or assets of the Ally Profit Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Ally Profit Shareholder, or any of the properties or assets of the Ally Profit Shareholder, may be subject.

Section 4.3 Litigation. There is no pending Action against the Ally Profit Shareholder that involves the Ally Profit Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of the Ally Profit Companies and, to the knowledge of the Ally Profit Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Acknowledgment. The Ally Profit Shareholder understands and agrees that the Lihua Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Lihua Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

i Status. By its execution of this Agreement, the Ally Profit Shareholder represents and warrants to Lihua as indicated on Exhibit A, that it is an accredited investor, as defined in Regulation D promulgated under the Securities Act. The Ally Profit Shareholder understands that the Lihua Shares are being offered and sold to the Ally Profit Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Ally Profit Shareholder set forth in this Agreement, in order that Lihua may determine the applicability and availability of the exemptions from registration of the Lihua Shares on which Lihua is relying.

ii Additional Representations and Warranties. The Ally Profit Shareholder further makes the representations and warranties to Lihua set forth on Exhibit B.

Section 4.5 Stock Legends. The Ally Profit Shareholder hereby agrees with Lihua as follows:

a. Securities Act Legend Accredited Investors. The certificates evidencing the Lihua Shares issued to the Ally Profit Shareholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

b. Other Legends. The certificates representing such Lihua Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

c. Opinion. The Ally Profit Shareholder shall not transfer any or all of the Lihua Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Lihua Shares, without first providing Lihua with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Lihua) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6 Ownership of Shares. The Ally Profit Shareholder is both the record and beneficial owner of the Ally Profit Shares. The Ally Profit Shareholder is not the record or beneficial owner of any other shares of Ally Profit. The Ally Profit Shareholder has and shall transfer at the Closing, good and marketable title to the Ally Profit Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.

Section 4.7 Pre-emptive Rights. At Closing, no Ally Profit Shareholder has any pre-emptive rights or any other rights to acquire any shares of Ally Profit that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF ALLY PROFIT
AND THE ALLY PROFIT SHAREHOLDER

The obligations of Ally Profit and the Ally Profit Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Ally Profit and the Ally Profit Shareholder at their sole discretion:

Section 5.1 Representations and Warranties of Lihua. All representations and warranties made by Lihua in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. Lihua shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Lihua shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. Ally Profit shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Lihua, Lihua’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Ally Profit Shareholders and/or their respective counsel may reasonably request.

Section 5.6 Consummation of Private Placement. The definitive documents with respect to the Private Placement and the financing contemplated thereby shall have been finalized for execution by the parties immediately following consummation of the Share Exchange.

Section 5.7 Documents. Lihua must have caused the following documents to be delivered to Ally Profit and the Ally Profit Shareholders:

a. share certificates evidencing the Lihua Shares registered in the name of the Ally Profit Shareholder;

b. a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Lihua Charter Documents, (B) the resolutions of the Lihua Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of Lihua signing this Agreement and the Transaction Documents to which Lihua is a party;

c. a Certificate of Good Standing of Lihua;

d. this Agreement and each of the Transaction Documents to which Lihua is a party, duly executed;

e. the resignation of each of Michael Rapp and Philip Wagenheim as officers of Lihua as of the Closing Date;

f. the resignation of Michael Rapp, Clifford Chapman and Philip Wagenheim as directors of Lihua on the Closing Date;

g. legal opinion of Feldman Weinstein & Smith LLP, in substantially the form of Exhibit C; and

h. an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3 and 5.4.

i. such other documents as Ally Profit may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Lihua, (ii) evidencing the performance by Lihua of, or the compliance by Lihua with, any covenant or obligation required to be performed or complied with by Lihua, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF LIHUA

The obligations of Lihua to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Lihua in its sole discretion:

Section 6.1 Representations and Warranties of Ally Profit and the Ally Profit Shareholder and other Ally Profit Companies. All representations and warranties made by Ally Profit and the Ally Profit Shareholder on behalf of themselves individually, and on behalf of the other Ally Profit Companies in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2 Agreements and Covenants. Ally Profit and the Ally Profit Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Ally Profit and the Ally Profit Companies, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. Lihua shall have received such certificates, instruments and documents in confirmation of the representations and warranties of the Ally Profit Companies and the Ally Profit Shareholders, the performance of the Ally Profit Companies’ and the Ally Profit Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as Lihua or its counsel may reasonably request.

Section 6.6 Consummation of Private Placement. The definitive documentation with respect to the Private Placement and the financing contemplated thereby shall have been finalized for execution by the parties thereto immediately following consummation of the Share Exchange.

Section 6.7 Opinions of Counsel, Etc. At the Closing, Ally Profit deliver, or cause to be delivered, to the Lihua Controlling Stockholders, the following:

a. (i) the opinion of Maples and Calder, BVI counsel to Ally Profit, in substantially the form of Exhibit D-1 attached hereto; (ii) the opinion of Maples and Calder, BVI counsel to Magnify Wealth, in substantially the form of Exhibit D-2 attached hereto; (iii) the opinion of Han Kun, PRC counsel to Ally Profit, in substantially the form of Exhibit E attached hereto; and (iv) the opinion of Loeb & Loeb LLP, US counsel to Ally Profit, in substantially the form of Exhibit F.

Section 6.8 Documents. Ally Profit and the Ally Profit Shareholder must deliver to Lihua at the Closing:

a. share certificates evidencing the number of Ally Profit Shares, along with executed share transfer forms transferring such Ally Profit Shares to Lihua, together with a certified copy of a board resolution of Ally Profit approving the registration of the transfer of such shares to Lihua (subject to Closing and payment of stamp duty);

b. this Agreement and each of the Transaction Documents to which the Ally Profit and the Ally Profit Shareholder is a party, duly executed;

c. such other documents as Lihua may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Ally Profit and the Ally Profit Shareholder , (B) evidencing the performance of, or compliance by Ally Profit and the Ally Profit Shareholder with, any covenant or obligation required to be performed or complied with by Ally Profit and the Ally Profit Shareholder, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Ally Profit Shares, or any other stock, voting, equity, or ownership interest in, Ally Profit or any of the Ally Profit Companies, or (b) is entitled to all or any portion of the Lihua Shares.

Section 6.10 Cash Payment.  On the Closing Date Ally Profit shall have paid to Lihua the sum of US$100,000 in the aggregate in consideration for the consummation of the Share Exchange.

Section 6.11 Repurchase. The Repurchase Agreements shall have been executed and delivered by all parties, and the Repurchase shall have been consummated, including the payment of US$45,061 to the stockholders of Lihua who executed the Repurchase Agreements, contemporaneous with the Closing.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1 SEC Documents. From and after the Closing Date, in the event the SEC notifies Lihua of its intent to review any Public Report filed prior to the Closing Date or Lihua receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, Lihua shall promptly notify the Lihua Controlling Stockholders and the Lihua Controlling Stockholders shall reasonably cooperate with Lihua in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the eighteen-month anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2 Indemnification.

a. Indemnification Obligations in favor of the Controlling Stockholders of Lihua. Notwithstanding the limitation set forth in Section 9.1, from and after the Closing Date until the expiration of the Survival Period, the Ally Profit Companies and the Ally Profit Shareholder shall reimburse and hold harmless the Lihua Controlling Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Lihua Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Lihua Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Lihua Indemnified Party, which arises or results from a third-party claim brought against a Lihua Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of the Ally Profit Companies. All claims of Lihua pursuant to this Section 9.2 shall be brought by the Lihua Controlling Stockholders on behalf of Lihua and those Persons who were stockholders of Lihua Company immediately prior to the Closing Date.

b. Indemnification in favor of Ally Profit and the Ally Profit Shareholder. Notwithstanding the limitations set forth in Section 8.1 and in the last sentence of this Section 8.2(b), from and after the Closing Date until the expiration of the Survival Period, the Lihua Controlling Stockholders will, severally and not jointly, indemnify and hold harmless Ally Profit, the Ally Profit Shareholder, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “Ally Profit Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by Lihua or the Lihua Controlling Stockholders in this Agreement, and in any certificate delivered by Lihua or the Lihua Controlling Stockholders pursuant to this Agreement, (ii) any breach by Lihua or the Lihua Controlling Stockholders of any covenant, obligation or other agreement made by Lihua or the Lihua Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by Lihua or the Lihua Controlling Stockholders since January 24, 2006 through and including the Closing Date. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all Lihua Controlling Stockholders.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to Ally Profit or the Ally Profit Shareholder, to:
Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province PRC
Attention: Mr. Chu
Tel. No.: +86 511 8632 5621
Fax No.: +86 511 8631 2040

with copies, which shall not constitute notice, to:
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum
Tel. No.: 212.407.4159
Fax No.: 212.407.4990

If to Lihua or the Lihua Controlling Stockholders, to:
Lihua International, Inc.
c/o Broadband Capital Management
712 Fifth Avenue, 49th Floor
New York, NY 10019
Attention: Clifford Chapman
Tel. No.: 212.277.351
Fax No.: 212.702.830

with copies, which shall not constitute notice, to:
Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Attention: David N. Feldman, Esq.
Tel. No.: 212.931.8700
Fax No.: 212.997.4242

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America (or, in the case of the Ally Profit Shareholder or Ally Profit, in the British Virgin Islands or the United States of America) and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.9 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.12 Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAGNIFY WEALTH ENTERPRISE LIMITED

By:	/s/ Zhu Jianhua
Name: Zhu Jianhua
Title: Sole Director

ALLY PROFIT INVESTMENTS LIMITED

By:	/s/ Zhu Jianhua
Name: Zhu Jianhua
Title: Sole Director

LIHUA INTERNATIONAL, INC.

By:	/s/ Michael Rapp
Name: Michael Rapp
Title: President

CONTROLLING STOCKHOLDERS

By:	/s/ Michael Rapp
Michael Rapp

By:	/s/ Phil Wagenheim
Phil Wagenheim

By:	/s/ Clifford Chapman
Clifford Chapman

SCHEDULE 1

Lihua Controlling Stockholders

Clifford Chapman

Michael Rapp

Philip Wagenheim

EXHIBIT A

DEFINITION OF “ACCREDITED INVESTOR”

The term “accredited investor” means:

☐
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

☐	A director or executive officer of Lihua.

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

☐
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

☒	Any entity in which all of the equity owners are accredited investors

EXHIBIT B

ACCREDITED INVESTOR REPRESENTATIONS

Magnify Wealth further represents and warrants to Lihua as follows:

1.	Such person or entity qualifies as an Accredited Investor on the basis set forth on Exhibit A to this Agreement.

2.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in Lihua Shares.

4.
Such person or entity understands the various risks of an investment in Lihua Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in Lihua Shares.

5.	Such person or entity has had access to Lihua’s publicly filed reports with the SEC.

6.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Lihua that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in Lihua Shares.

7.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning Lihua and the terms and conditions of the issuance of Lihua Shares.

8.	Such person or entity is not relying on any representations and warranties concerning Lihua made by Lihua or any officer, employee or agent of Lihua, other than those contained in this Agreement.

9.	Such person or entity is acquiring Lihua Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

10.
Such person or entity will not sell or otherwise transfer Lihua Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.	Such person or entity understands and acknowledges that Lihua is under no obligation to register Lihua Shares for sale under the Securities Act.

12.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing Lihua Shares substantially in the form set forth in Section 4.5(a).

13.
Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such person or entity understands and acknowledges that Lihua Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Lihua that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

15.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of Lihua Shares.

EXHIBIT C

FORM OF OPINION OF COUNSEL TO LIHUA

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

2.
The Company has the requisite corporate power and authority to execute, deliver and perform the Share Exchange Agreement and the Repurchase Agreements. The execution, delivery and performance of the Share Exchange Agreement and the Repurchase Agreements have been duly authorized by all necessary corporate action on the part of the Company.

3.
Each of the Share Exchange Agreement and the Repurchase Agreements has been duly executed and delivered by the Company Controlling Stockholders and the Company (to the extent they are party thereto), and constitutes the legal, valid and binding obligation of each of the Company Controlling Stockholders and the Company, enforceable in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

4.
Execution and delivery by the Company Controlling Stockholders and the Company of, and performance of their agreements in, the Share Exchange Agreement and the Repurchase Agreements do not (i) violate any law, statute, rule, regulation or court order applicable to the Company Controlling Stockholders and/or the Company and known to us, (ii) breach, result in a default or loss of rights under, result in the creation of a right of termination, acceleration or modification under, or result in the creation of, or the right to create, any security interest in or lien on any assets of the Company pursuant to any agreements known to us to which the Company is a party or by which it or its assets is bound, or (iii) violate, conflict with, result in a breach of any terms or provisions of, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws.

5.
No consent, approval, authorization, order or action of, filing with or notice or payment to any regulatory agency or authority of the State of Delaware or the United States Federal Government is required to be obtained or made by the Company Controlling Stockholders or the Company for the Company Controlling Stockholders or the Company to perform their obligations under the Share Exchange Agreement or the Repurchase Agreements and consummate the transactions contemplated thereunder, except for such as have been obtained or made, other than any filings required to comply with any applicable federal and state securities laws.

6.
Based solely upon a review of the Company’s certificate of incorporation and all amendments thereto, in each case certified by the Secretary of State of Delaware, and of the Company’s stock records, the authorized capital stock of the Company consists of 85,000,000 shares: 75,000,000 shares are authorized as Common Stock, of which 6,792,024 shares are issued and outstanding immediately prior to the consummation of the transactions contemplated under the Share Exchange Agreement and the Repurchase Agreements, and 10,000,000 shares are authorized as preferred stock, of which no shares are issued and outstanding. Based solely upon a representation from the Company and/or the Company Controlling Stockholders, we believe that all issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders. Except as described in the Share Exchange Agreement or the exhibits thereto, to our knowledge there are no options, warrants, or other rights or agreements of any kind for the purchase or acquisition from, or the issuance or sale by, the Company of any shares of such authorized capital stock, nor any outstanding securities or debt of any kind that is convertible into or exchangeable for any shares of such authorized capital stock.

7.
Based in part upon the representations of the Company Controlling Stockholders contained in the Share Exchange Agreement, and the representations of the Ally Profit Shareholder that either (i) the Ally Profit Shareholder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) if the parties are relying on the exemption from registration provided pursuant to Regulation S promulgated under the Securities Act (“Regulation S”), that the Ally Profit Shareholder will comply with all of the requirements of Regulation S, the issuance of the Shares in accordance with the Share Exchange Agreement will be exempt from registration under the Securities Act. The Shares which are being issued on the date hereof to the Ally Profit Shareholder, pursuant to the Share Exchange Agreement, have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights contained in the Company’s Certificate of Incorporation or Bylaws or in any agreement to which the Company is a party.

8.
To our knowledge, there are no current claims, actions, suits, investigations or proceedings, or any pending or threatened claim, action, suit, investigation or proceeding against the Company before any court, arbitrator or governmental authority which, if determined adversely to the Company would have a material adverse effect on the ability of the Company to perform its obligations under the Share Exchange Agreement or the Repurchase Agreements.

EXHIBIT D-1

FORM OF OPINION OF BVI COUNSEL TO ALLY PROFIT

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
1.1              The Company is a company limited by shares registered under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.
1.2              The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Agreement.
1.3              The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder does not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the British Virgin Islands currently in force.
1.4              The execution, delivery and performance of the Agreement has been authorised by and on behalf of the Company and the Agreement has been duly executed on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.
1.5              No authorisations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the <?xml:namespace prefix = st1 />British Virgin Islands in connection with:
(a)               the creation, execution or delivery of the Agreement by the Company;
(b)               enforcement of the Agreement against the Company; or
(c)                the performance by the Company of its obligations under the Agreement.
1.6              With the exception of filing fees charged by the Registry of Corporate Affairs in respect of any optional filings made at the Registry of Corporate Affairs no taxes, fees or charges (including stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:
(a)               the execution or delivery of the Agreement;
(b)               the enforcement of the Agreement; or
(c)                payments made under, or pursuant to, the Agreement.
Companies incorporated or registered under the Act are currently exempt from income and corporate tax.  In addition, the British Virgin Islands currently does not levy capital gains tax on companies incorporated or registered under the Act.  There is no applicable statutory usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Agreement.

1.7              The courts of the British Virgin Islands will observe and give effect to the choice of the Governing Law as the governing law of the Agreement.
1.8              Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our searches on 29 October 2008.
1.9              On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.  It is a requirement that notice of appointment of a receiver be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act 2003.  In addition we refer you to the Registered Agent’s Certificate that states that the registered agent is not aware that any liquidation, dissolution or insolvency proceedings have been commenced against the Company or that a receiver has been appointed over the Company or any of its assets.
1.10          On the basis of our search conducted at the Registry of Corporate Affairs, no charge created by the Company has been registered pursuant to section 163 of the Act.  We also refer you to the Registered Agent’s Certificate that no entries have been made on the Company’s register of charges maintained pursuant to section 162 of the Act.
1.11          The submission to the jurisdiction of the courts of the State of New York located in the County of New York, and/or the United States District Court for the Southern District of New York, contained in the Agreement is a valid one and will be upheld by the courts of the British Virgin Islands.
1.12          Service of process in the British Virgin Islands on the Company may be effected by leaving at the registered office of the Company the relevant document to be served.  On the basis of our search at the Registry of Corporate Affairs, the registered office of the Company is NovaSage Incorporations (BVI) Limited, P.O. Box 4389, Road Town, Tortola, British Virgin Islands.
1.13          Any final and conclusive monetary judgment obtained against the Company in the courts of the State of New York in respect of the Agreement, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:
(a)               the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
(b)               the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;
(c)                in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;
(d)               recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(e)               the proceedings pursuant to which judgment was obtained were not contrary to natural justice.
1.14          It is not necessary to be licensed, qualified or otherwise entitled to carry on business in, or otherwise registered with, any governmental or other authority of or in the British Virgin Islands in order to claim and enforce in the British Virgin Islands any right in the Agreement.
1.15          It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.
1.16          The parties to the Agreement (other than the Company) will not be deemed to be resident, domiciled or carrying on business in, or subject to, the laws of the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Agreement.
1.17          The Company is subject to the jurisdiction of the courts of the British Virgin Islands and is not entitled to claim any immunity from suit or execution of any judgment on the grounds of sovereignty or otherwise.
1.18          Based on the Registered Agent’s Certificate, the Company is authorised to issue 50,000 shares of one class with a par value US1.00, each of which 100 shares have been issued to Magnify Wealth Enterprise Limited.
<?xml:namespace prefix = o />

EXHIBIT D-2

FORM OF OPINION OF BVI COUNSEL TO MAGNIFY WEALTH

1	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.1
The Company is a company limited by shares registered under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

1.2	The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Agreement.

1.3
The execution and delivery of the Agreement and the performance by the Company of its obligations thereunder does not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the British Virgin Islands currently in force.

1.4
The execution, delivery and performance of the Agreement has been authorised by and on behalf of the Company and the Agreement has been duly executed on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

1.5
No authorisations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with:

(a)	the creation, execution or delivery of the Agreement by the Company;

(b)	enforcement of the Agreement against the Company; or

(c)	the performance by the Company of its obligations under the Agreement.

1.6
With the exception of filing fees charged by the Registry of Corporate Affairs in respect of any optional filings made at the Registry of Corporate Affairs no taxes, fees or charges (including stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the British Virgin Islands under the laws of the British Virgin Islands in respect of:

(a)	the execution or delivery of the Agreement;

(b)	the enforcement of the Agreement; or

(c)	payments made under, or pursuant to, the Agreement.

Companies incorporated or registered under the Act are currently exempt from income and corporate tax. In addition, the British Virgin Islands currently does not levy capital gains tax on companies incorporated or registered under the Act. There is no applicable statutory usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by the Company of its obligations under the Agreement.

1.7	The courts of the British Virgin Islands will observe and give effect to the choice of the Governing Law as the governing law of the Agreement.

1.8
Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our searches on 29 October 2008.

1.9
On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement that notice of appointment of a receiver be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act 2003. In addition we refer you to the Registered Agent’s Certificate that states that the registered agent is not aware that any liquidation, dissolution or insolvency proceedings have been commenced against the Company or that a receiver has been appointed over the Company or any of its assets.

1.10
On the basis of our search conducted at the Registry of Corporate Affairs, no charge created by the Company has been registered pursuant to section 163 of the Act. We also refer you to the Registered Agent’s Certificate that states that no entries have been made on the Company’s register of charges maintained pursuant to section 162 of the Act.

1.11
The submission to the jurisdiction of the courts of the State of New York located in the County of New York, and/or the United States District Court for the Southern District of New York, contained in the Agreement is a valid one and will be upheld by the courts of the British Virgin Islands.

1.12
Service of process in the British Virgin Islands on the Company may be effected by leaving at the registered office of the Company the relevant document to be served. On the basis of our search at the Registry of Corporate Affairs, the registered office of the Company is NovaSage Incorporations (BVI) Limited, P.O. Box 4389, Road Town, Tortola, British Virgin Islands.

1.13
Any final and conclusive monetary judgment obtained against the Company in the courts of the State of New York in respect of the Agreement, for a definite sum, may be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that in respect of the foreign judgment:

(a)
the foreign court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(b)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

(c)	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

(d)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

1.14
It is not necessary to be licensed, qualified or otherwise entitled to carry on business in, or otherwise registered with, any governmental or other authority of or in the British Virgin Islands in order to claim and enforce in the British Virgin Islands any right in the Agreement.

1.15
It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the British Virgin Islands.

1.16
The parties to the Agreement (other than the Company) will not be deemed to be resident, domiciled or carrying on business in, or subject to, the laws of the British Virgin Islands by reason only of the execution, delivery, performance or enforcement of the Agreement.

1.17
The Company is subject to the jurisdiction of the courts of the British Virgin Islands and is not entitled to claim any immunity from suit or execution of any judgment on the grounds of sovereignty or otherwise.

EXHIBIT E

FORM OF OPINION OF PRC COUNSEL TO THE ALLY PROFIT COMPANIES

1.
Each of the Danyang Lihua and Lihua Copper has been duly incorporated and validly exists as a limited liability company under the laws and regulations of the PRC, with corporate power and authority, as authorized by the PRC government, to own, use, lease its assets and conduct its business as described in their respective business licenses.

2.
The articles of association, the business licenses and the approval certificates (the “Constitutional Documents”) of Danyang Lihua and Lihua Copper are in compliance with the requirements of applicable PRC laws and regulations and are in full force and effect. Based on review of the Constitutional Documents of Danyang Lihua and Lihua Copper, each of the Danyang Lihua and Lihua Copper’s business as described in their respective business licenses is not prohibited from foreign investment.

3.
The registered capital of Danyang Lihua has been fully contributed in accordance with the verification reports issued by Danyang Zhongxin Certified Public Accountants (丹槍中信会瑟师事务所) dated July 12, 2007, July 19, 2007 and August 23, 2007 respectively. The Company is holding 100% equity interest of Danyang Lihua. The registered capital of Lihua Copper is USD15,000,000, of which USD4,371,351.11 has been contributed in accordance with the verification reports issued by Danyang Zhongxin Certified Public Accountants (丹槍中信会瑟师事务所) dated November 9, 2007 and January 21, 2008 respectively. The Company is holding 100% equity interest of Lihua Copper.

4.
Subject to the Documents and to our best knowledge after due inquiry against the Company, Danyang Lihua and Lihua Copper, each of Danyang Lihua and Lihua Copper has obtained all necessary licenses, authorizations, approvals, registrations and permits from PRC governmental agency or any other regulatory body having jurisdiction over it (“Authorizations”) for it to own, lease, license and use properties and assets and to conduct its business as described in its business license, to the extent applicable, in so far as such properties and assets and the conduct of such business is governed by PRC laws and regulations, and such Authorizations are in full force and effect. Based on our review of relevant land use right certificates and real estate title documents, each of Danyang Lihua and Lihua Copper has complete and clear title to each piece of land and to each building thereon, as listed in the Schedule B hereto, under the PRC laws.

5.
Subject to the Documents and to our best knowledge after due inquiry against the Company, Danyang Lihua and Lihua Copper, there are no legal, arbitral or governmental proceedings currently pending or threatened in the PRC to which any of Danyang Lihua and Lihua Copper is a party.

6.
Based on our review of the Documents and to our best knowledge after due inquiry against the Company, Danyang Lihua and Lihua Copper, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital of, or direct interest in, Danyang Lihua or Lihua Copper.

7.
According to the Circular on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents, which was issued by the PRC State Administration of Foreign Exchange (the “SAFE”) on October 21, 2005 and became effective on November 1, 2005 [coded Hui Fa [2005] No. 75] (the “Circular 75”), the PRC residents who control, as set forth in Circular 75, the Company and/or other offshore companies directly or indirectly, shall apply for registration with the local SAFE office. After review of the Documents, including the documents of offshore companies holding equity interest in the Company, directly or indirectly, and our due inquiry against the Company, we are of the opinion that (i) none of the ultimate shareholders who control, as set forth in Circular 75, the Company and/or other offshore companies holding equity interest in the Company directly or indirectly (the “Ultimate Controllers”) is a PRC citizen, and (ii) none of the Ultimate Controllers habitually reside in China. Therefore, the Ultimate Controllers are not subject to the requirement of registration with SAFE under Circular 75.

EXHIBIT F

FORM OF OPINION OF US SECURITIES COUNSEL TO ALLY PROFIT

1. To our knowledge, there are no actions, suits, arbitrations, claims, governmental or other proceedings or investigations pending or threatened against the Ally Profit Companies or any of their respective operations, businesses, properties or assets before or by any court, governmental authority or instrumentality which challenge the validity of any actions taken or to be taken by the Ally Profit Companies pursuant to the Agreement or the transactions contemplated thereby.

2. Assuming the accuracy of the representations and warranties of Lihua made in the Agreement, the transfer of the Ally Profit Shares by the Ally Profit Shareholder to Lihua is exempt from the registration requirements of the Securities Act.

EXHIBIT G-1

FORM OF REPURCHASE AGREEMENT WITH CONTROLLING STOCKHOLDERS AND ONE ADDITIONAL LIHUA STOCKHOLDER

REPURCHASE AGREEMENT

This Agreement (the “Agreement”) is made as of the __ day of October, 2008 by and between LIHUA INTERNATIONAL, INC. (the “Company”), a Delaware corporation having its offices c/o Broadband Capital Management, 712 Fifth Avenue, 49th Floor, New York, New York 10019 and Clifford Chapman, Michael Rapp, Philip Wagenheim and BCM Equity Partners II LLC (the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers are the owners of 6,192,024 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, 5,704,525 of the 6,012,024 shares of Common Stock owned by the Sellers (the “Shares”), on and subject to the terms of this Agreement (the “Repurchase”); and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Sellers hereby agree as follows:

1.  Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to the Company, and the Company shall purchase the Shares from the Sellers for an aggregate purchase price (the “Purchase Price”) equal to $39,061 ($.00685 per share) for the purchase of the 5,704,525 Shares held by the Sellers. The Purchase Price shall be allocated and paid to the Sellers as set forth on Schedule 1 annexed hereto.

2.  Closing. The purchase and sale of the Shares shall take place upon execution and delivery of this Agreement (the “Closing”), to be held at such time and place as shall be determined by the parties. At the Closing, the Sellers shall deliver to the Company certificates for the Shares, duly endorsed in form for transfer to the Company and the Company shall pay the Purchase Price for the Shares.

3.  Representations of the Sellers.

(a)  The Sellers have all necessary power and authority to enter into and to perform their obligations hereunder. This Agreement constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)  The Sellers own all right, title and interest in and to, and have the right to transfer to the Company, in connection with the Repurchase provided for herein, all of the Shares being repurchased by the Company, pursuant to the terms of this Agreement, free and clear of all liens, security interests, charges and other encumbrances.

(c)  The Sellers have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Repurchase of the Shares and the business, financial condition, and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Sellers.

(d)  The Sellers acknowledge and understand that the Company on or around the date of the consummation of the Repurchase may (i) sell shares of Common Stock, or other securities of the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares; (ii) repurchase shares of Common Stock from other shareholders of the Company at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares; and/or (iii) repurchase shares of Common Stock from other shareholders including, without limitation, among the Sellers herein, for a number of shares that is more or less than the percentage being repurchased from each of the Sellers. Notwithstanding any such sales or other repurchases, the Sellers agree to accept the Purchase Price as full and fair payment for the Shares. Additionally, the Sellers each acknowledge and agree that to the extent the Company repurchases a lesser percentage of the number of shares of Common Stock held by other shareholders of the Company than repurchased from each of the Sellers, their interests in the Company will be diluted.

4.  Representations of the Company

(a)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)  The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.  Miscellaneous. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LIHUA INTERNATIONAL, INC. By:___________________________ Name: Title:
SELLERS: By:___________________________ Clifford Chapman
By:___________________________ Michael Rapp
By: ___________________________ Philip Wagenheim
BCM EQUITY PARTNERS II LLC By:___________________________ Name:_________________________ Title:__________________________

SCHEDULE 1

Allocation of Purchase Price among Sellers

Name of Seller	Number of Shares Repurchased	Purchase Price

Clifford Chapman	1,007,405	$6,898

Michael Rapp	2,876,045	$19,693

Philip Wagenheim	1,738,575	$11,905

BCM Equity Partners II LLC	82,500	$565

EXHIBIT G-2

FORM OF REPURCHASE AGREEMENT WITH OTHER LIHUA STOCKHOLDERS

REPURCHASE AGREEMENT

This Agreement (the “Agreement”) is made as of the __ day of October, 2008 by and between LIHUA INTERNATIONAL, INC. (the “Company”), a Delaware corporation having its offices c/o Broadband Capital Management, 712 Fifth Avenue, 49th Floor, New York, New York 10019 and Penumbra Worldwide Ltd. and Gerald Scott Klayman (the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers are the owners of 600,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, 112,500 of the 600,000 shares of Common Stock owned by the Sellers (the “Shares”), on and subject to the terms of this Agreement (the “Repurchase”); and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Sellers hereby agree as follows:

1.  Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to the Company, and the Company shall purchase the Shares from the Sellers for an aggregate purchase price (the “Purchase Price”) equal to $6,000 ($.05333 per share) for the purchase of the 112,500 Shares held by the Sellers. The Purchase Price shall be allocated and paid to the Sellers as set forth on Schedule 1 annexed hereto.

2.  Closing. The purchase and sale of the Shares shall take place upon execution and delivery of this Agreement (the “Closing”), to be held at such time and place as shall be determined by the parties. At the Closing, the Sellers shall deliver to the Company certificates for the Shares, duly endorsed in form for transfer to the Company and the Company shall pay the Purchase Price for the Shares.

3.  Representations of the Sellers.

(a)  The Sellers have all necessary power and authority to enter into and to perform their obligations hereunder. This Agreement constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)  The Sellers own all right, title and interest in and to, and have the right to transfer to the Company, in connection with the Repurchase provided for herein, all of the Shares being repurchased by the Company, pursuant to the terms of this Agreement, free and clear of all liens, security interests, charges and other encumbrances.

(c) The Sellers have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Repurchase of the Shares and the business, financial condition, and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Sellers.

(d) The Sellers acknowledge and understand that the Company on or around the date of the consummation of the Repurchase may (i) sell shares of Common Stock, or other securities of the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares; (ii) repurchase shares of Common Stock from other shareholders of the Company at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares; and/or (iii) repurchase shares of Common Stock from other shareholders for a number of shares that is more or less than the percentage being repurchased from each of the Sellers. Notwithstanding any such sales or other repurchases, the Sellers agree to accept the Purchase Price as full and fair payment for the Shares. Additionally, the Sellers each acknowledge and agree that to the extent the Company repurchases a lesser percentage of the number of shares of Common Stock held by other shareholders of the Company than repurchased from each of the Sellers, their interests in the Company will be diluted.

4.  Representations of the Company

(a)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)  The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.  Miscellaneous. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LIHUA INTERNATIONAL, INC. By: ________________________________ Name: Title:
SELLERS: PENUMBRA WORLDWIDE LTD. By: ___________________________ Name:_________________________ Title:__________________________
By: ___________________________ Gerald Scott Klayman

SCHEDULE 1

Allocation of Purchase Price among Sellers

Name of Seller	Number of Shares Repurchased	Purchase Price

Penumbra Worldwide Ltd.	56,250	$3,000

Gerald Scott Klayman	56,250	$3,000